Exhibit 99.1

Telomir Announces Research with The Ohio State University Demonstrating In-Vitro Anti-Cancer Activity in Human and Canine Osteosarcoma Models

Preclinical Findings Support Parallel Development Pathway in Canine Osteosarcoma as TNBC Program Advances Toward Site Initiation

MIAMI, Sept. 14 (GLOBE NEWSWIRE) — Telomir Pharmaceuticals, Inc. (NASDAQ:TELO), a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic drivers of cancer, announced new research findings from The Ohio State University College of Veterinary Medicine demonstrating that Telomir-Zn produces inhibition of cell growth across human and canine osteosarcoma models. The findings establish a translational foundation for evaluating the compound in a naturally occurring disease setting while the company’s TNBC program simultaneously advances toward site initiation and Phase 1/2 patient enrollment.

Research Findings

Conducted under the direction of Shay Bracha, DVM, MS, DACVIM (Oncology) at Ohio State’s College of Veterinary Medicine, the study examined Telomir-Zn across three osteosarcoma cell line models: HOS (human), D17 (canine), and Abrams (canine). Researchers evaluated the dose-dependent anti-tumor activity of the compound across all three models.

All three osteosarcoma cell lines demonstrated growth inhibition at similar low drug concentrations. “Osteosarcoma in large-breed dogs remains devastating, with limited treatment options and poor outcomes,” noted Bracha, an associate professor at The Ohio State University College of Veterinary Medicine. “These findings suggest Telomir-Zn may offer a meaningful therapeutic opportunity for veterinary patients. The consistency of anti-tumor activity across both canine and human cell lines is particularly compelling because it positions us to explore efficacy in naturally occurring canine osteosarcoma—a model that could accelerate development for both animals and humans.”

These results validate the therapeutic potential of Telomir-Zn in osteosarcoma and support further translational investigation.

Osteosarcoma: An Unmet Clinical Need

Osteosarcoma is the most common primary bone malignancy in children and young adults. Despite decades of chemotherapy-based treatment, survival rates for metastatic disease remain below 30%, with minimal improvement over three decades. In veterinary medicine, osteosarcoma is similarly devastating in large-breed dogs, accounting for the majority of primary bone tumors.

The biological similarities between canine and human osteosarcoma, including genetics, tumor biology, and therapeutic response patterns, make the canine model one of the most clinically predictive disease models available for translational research.

Strategic Development Pathway

Based on these findings, Telomir is assessing osteosarcoma development in canine models as a potential therapeutic pathway, which could support both veterinary indication development and translational advancement toward human osteosarcoma:

●	Track 1: TNBC in Humans — The company’s TNBC program is advancing toward site initiation and Phase 1/2 patient enrollment under an active IND cleared by the FDA, targeting advanced or metastatic triple-negative breast cancer.

●	Track 2: Osteosarcoma in Dogs — Based on these preclinical findings, Telomir is in conversations with The Ohio State University College of Veterinary Medicine and assessing next steps for a potential in vivo efficacy study in canine osteosarcoma. Such research could accelerate clinical development in canine and human osteosarcoma.

While the company’s immediate focus remains advancing TNBC toward site initiation and Phase 1/2 patient enrollment, these preclinical findings position potential osteosarcoma development in canine models as a strategic opportunity. If pursued, such a dual-pathway approach could expand the therapeutic indication profile while advancing our platform.

The Iron-Modulation Platform

Telomir-Zn targets intracellular iron and copper homeostasis to modulate epigenetic pathways. The mechanism involves disruption of intracellular labile iron pools and inhibition of iron-dependent histone demethylases (KDMs), which reverses cancer-associated epigenetic silencing.

The company’s strategic focus is triple-negative breast cancer, where the TNBC program is advancing toward site initiation and Phase 1/2 patient enrollment. The osteosarcoma preclinical findings provide an additional translational opportunity to validate the mechanism in a naturally occurring disease model (canine) while simultaneously advancing the lead TNBC indication.

Forward Outlook

Erez Aminov, Chairman and CEO of Telomir Pharmaceuticals, said: “This research opens a strategic opportunity to develop Telomir-Zn across multiple oncology indications. Our TNBC program is advancing toward site initiation and Phase 1/2 patient enrollment, and we are assessing next steps for potential osteosarcoma development. If successful with either indication, this multi-pronged approach could establish Telomir-Zn as a platform therapy targeting aggressive malignancies, meaningfully expanding our therapeutic scope.”

About Telomir Pharmaceuticals

Telomir Pharmaceuticals, Inc. (NASDAQ:TELO) is a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic pathways implicated in cancer. The Company’s lead program, Telomir-Zn, is designed to modulate intracellular metal homeostasis and epigenetic regulation and has received Investigational New Drug (IND) clearance from the U.S. Food and Drug Administration for a Phase 1/2 clinical trial in patients with advanced or metastatic triple-negative breast cancer. For more information, please visit https://telomirpharma.com/.

Telomir Pharmaceuticals Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words.

Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, clinical utility, market opportunity, and future development of Telomir-1 (Telomir-Zn) and the Company’s other product candidates. Forward-looking statements may also include statements regarding the significance of the published preclinical findings, the relevance of such findings to the Company’s oncology development programs, the advancement of the Company’s Phase 1/2 TNBC clinical trial, and the potential applicability of Telomir-Zn across multiple disease areas.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at the SEC website and in the “Investors” section of our website, for a discussion of these and other risks and uncertainties.

Telomir Pharmaceuticals Contact Information

Krystina Quintana

Email: info@telomirpharma.com

Phone: (786) 396-6723